SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 9, 2006
PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-21467 (Commission File Number)	41-2170618 (IRS Employer Identification No.)

5711 N. West Avenue, Fresno, California	93711
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(559) 435-1771

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Amended and Restated Ethanol Purchase and Sale Agreement dated as of August 9, 2006 by and between Kinergy Marketing, LLC and Front Range Energy, LLC

On August 9, 2006, Kinergy Marketing, LLC (“Kinergy”), a wholly-owned subsidiary of Pacific Ethanol, Inc., entered into an Amended and Restated Ethanol Purchase and Sale Agreement (the “Agreement”) dated as of August 9, 2006 with Front Range Energy, LLC (“Front Range”).

The Agreement amended an underlying agreement first signed on August 31, 2005. The agreement is effective for three years with automatic renewals for additional one-year periods thereafter unless a party to the agreement delivers written notice of termination at least 60 days prior to the end of the original or renewal term. Under the agreement, Kinergy is to provide denatured fuel ethanol marketing services for the production facility. Kinergy is to have the exclusive right to market and sell all of the ethanol from the facility, an estimated 40 million gallons per year. Pursuant to the terms of the agreement, the purchase price of the ethanol may be negotiated from time to time between Kinergy and the owner of the ethanol production facility without regard to the price at which Kinergy will re-sell the ethanol to its customers. Alternately, Kinergy may pay to the owner the gross payments received by Kinergy from third parties for forward sales of ethanol (the “Purchase Price”) less certain transaction costs and fees. From the Purchase Price, Kinergy may deduct all reasonable out-of-pocket and documented costs and expenses incurred by or on behalf of Kinergy in connection with the marketing of ethanol pursuant to the agreement, including truck, rail and terminal costs for the transportation and storage of the facility’s ethanol to third parties and reasonable, documented out-of-pocket expenses incurred in connection with the negotiation and documentation of sales agreements between Kinergy and third parties (the “Transaction Costs”). From the Purchase Price, Kinergy may also deduct and retain the product of 1.0% multiplied by the difference between the Purchase Price and the Transaction Costs. In addition, Kinergy is to split the profit from any logistical arbitrage associated with ethanol supplied by the facility.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.
None.
(b)	Pro Forma Financial Information.
None.
(c)	Exhibits.

Number	Description
10.1	Amended and Restated Ethanol Purchase and Sale Agreement dated as of August 9, 2006 by and between Kinergy Marketing, LLC and Front Range Energy, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2006	PACIFIC ETHANOL, INC.

By: /S/ WILLIAM G. LANGLEY
William G. Langley, Chief Financial Officer

EXHIBITS FILED WITH THIS REPORT

Number	Description
10.1	Amended and Restated Ethanol Purchase and Sale Agreement dated as of August 9, 2006 by and between Kinergy Marketing, LLC and Front Range Energy, LLC